UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 18, 2026
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	27 Waterview Drive,		Shelton,	Connecticut	06484
Telephone Number:	(203)	922-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 18, 2026 (the “Amendment Effective Date”), Pitney Bowes Inc. (the “Company”), and certain other subsidiaries of the Company, entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of February 7, 2025 (as amended prior to the date hereof and as further amended by the Amendment, the “Credit Agreement”), among the Company, the Loan Parties party thereto, the Lenders and Issuing Banks party thereto and Bank of America, N.A., as the administrative agent.

The Amendment (i) extends the maturity date of the Company’s revolving credit facility and term loan A facility to the date that is five years from the Amendment Effective Date and (ii) makes certain other changes to the covenants, terms and conditions applicable to the credit facilities under the Credit Agreement, including amending the financial maintenance and other negative covenants applicable to the Company and its subsidiaries. Under the amended Credit Agreement, the Company is required to maintain (with maintenance tested quarterly) (i) a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 2.00 to 1.00, (ii) a Consolidated Secured Net Leverage Ratio (as defined in the Credit Agreement) of no greater than 3.00 to 1.00 and (iii) a Consolidated Total Net Leverage Ratio of no greater than (a) 4.75 to 1.00 for the fiscal quarters ending March 31, 2026, June 30, 2026, September 30, 2026 and December 31, 2026, (b) 4.50 to 1.00 for the fiscal quarters ending March 31, 2027, June 30, 2027, September 30, 2027 and December 31, 2027, (c) 4.25 to 1.00 for the fiscal quarters ending March 31, 2028, June 30, 2028, September 30, 2028 and December 31, 2028 and (d) 4.00 to 1.00 for each fiscal quarter ending on or after March 31, 2029. The maturity of each of the credit facilities under the Credit Agreement is subject to "springing" maturity provisions tied to the Company's existing senior notes, as set forth in the Credit Agreement. The credit facilities under the Credit Agreement are guaranteed by certain domestic subsidiaries of the Company (the “Subsidiary Guarantors”) and secured by substantially all of the assets of the Company and the Subsidiary Guarantors, subject to customary exclusions and limitations set forth in the Credit Agreement and the related loan documents. The total loans outstanding under the Credit Agreement as of the Amendment Effective Date remained unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE
On May 19, 2026, the Company issued a press release announcing the Company’s entry into the Amendment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1
Third Amendment, dated as of May 18, 2026, among the Company, the other Loan Parties party thereto, the Issuing Banks party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press release of Pitney Bowes Inc., dated May 19, 2026.
104	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lauren Freeman-Bosworth
Name: Lauren Freeman-Bosworth
Date: May 19, 2026	Title: Executive Vice President, General Counsel and Corporate Secretary